    Consent of Independent Registered Public Accounting Firm

    Edison International
    Rosemead, California

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 of Edison International, as listed below, of our report dated June 24, 2010, relating to the financial statements and supplemental schedule of the Edison 401(k) Savings Plan (the "Plan") which appear in this Form 11-K.

           Registration
           Form                   File No.           Effective Date
       --------------------   ----------------   ------------------------
       --------------------   ----------------   ------------------------

           Form S-8               333-162989         November 9, 2009
           Form S-8               333-129442         November 4, 2005
           Form S-8               333-115802         May 24, 2004
           Form S-8               333-101038         November 6, 2002
           Form S-8               333-74240          November 30, 2001

    /s/ BDO Seidman, LLP
    ----------------------
    BDO Seidman, LLP
    Costa Mesa, California
    June 24, 2010